EXHIBIT 31.4

Certification of Chief Financial Officer

Pursuant to Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Daniel Bland, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of 5BARz International Inc. for the year ended December 31, 2011; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: September 13, 2012

By: /s/ Daniel Bland

Daniel Bland

Chief Financial Officer